UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As announced in the Report on Form 8-K filed with the SEC on March 21, 2012, Naresh Kumra, the former Executive Vice President, Asia Pacific Operations left Belden Inc. (the “Company”) effective March 31, 2012. As of March 31, 2012, Mr. Kumra and the Company entered into a Separation Agreement (the “Separation Agreement”), which is hereby incorporated by reference.

Pursuant to the Separation Agreement, Mr. Kumra is entitled to certain severance rights, including the cash sum of $634,037, which will be paid in 24 equal installments over the next 12 months. All of Mr. Kumra’s unvested equity awards were cancelled effective March 31, 2012. His vested stock appreciation rights will be exercisable until June 29, 2012, subject to the Company’s insider trading restrictions.

This is only a summary of the terms of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is included in this Form 8-K as Exhibit 10.1. The Separation Agreement should be read in its entirety for a complete description of the separation terms.

Item 1.02.	Termination of a Material Definitive Agreement

Concurrent with the execution of the Separation Agreement, Mr. Kumra’s Executive Employment Agreement, filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on April 6, 2010, was terminated.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the Company’s Report on Form 8-K filed with the SEC on March 21, 2012. Mr. Kumra, who will be a named executive officer in the Company’s 2012 proxy statement, left the Company on March 31, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement between Belden Inc. and Naresh Kumra effective as of March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: April 5, 2012	By:	/s/ Kevin L. Bloomfield

Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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